                                                                    EXHIBIT 99.2

                IN THE CIRCUIT COURT OF FRANKLIN COUNTY, ALABAMA


JAMES TAFF, Individually and on behalf      )
of all others similarly situated,           )
                                            )
         Plaintiff,                         )
                                            )      CIVIL ACTION NO.
v.                                          )         CV-00-072
                                            )
CAREMARK RX, INC., formerly known           )
as MedPartners, Inc. hereinafter            )
referred to as MedPartners, Inc.,           )
                                            )
         Defendant.                         )


                       FINAL APPROVAL ORDER AND JUDGMENT

         Pursuant to an Order entered March 29, 2000 ("Certification Order"), this case was certified as a Class Action pursuant to Ala.R.Civ.P. 23(b)(2). On April 10, 2000, this Court preliminarily approved a settlement between James Taff ("Taff"), acting on behalf of all Class Members, and Caremark, Rx, Inc., formerly known as MedPartners ("MedPartners").

         After individual and published notice to Class Members, and an opportunity to submit objections, arguments, and evidence in support of or in opposition to the proposed settlement, a Fairness Hearing was commenced on May 30, 2000, and continued on May 31, 2000. The Fairness Hearing was scheduled to determine, among other things, (a) whether the Proposed Settlement executed April 10, 2000 is fair, reasonable, and adequate, and (b) whether this Court should enter a Final Judgment approving the settlement, dismissing this Action with prejudice, and enjoining and prohibiting the filing or continuation of further litigation with respect to or based on the claims which are the subject of this Class Action.

         Pursuant to Ala.R.Civ.P. 23(e), "there can be no settlement [of a class action] without the trial court's approval." Adams v. Robertson, 676 So.2d 1265, 1272 (Ala. 1995). "Requiring the trial court's approval of the settlement protects the class from unjust settlements or voluntary dismissals. The burden is on the proponents of the settlement to show that it is fair, adequate, and reasonable." Id. (relying on Holmes v. Continental Can Co., 706 F.2d 1144, 1147 (11th Cir. 1983)).

         In Adams, the Alabama Supreme Court reviewed the propriety of Class Certification and cited approvingly the trial court's consideration of the following factors when deciding whether to approve the Class Action Settlement:
(1) the likelihood that the Class will be successful at trial; (2) the range of possible recovery; (3) the point on or below the range of possible recovery at which the settlement is fair, adequate, and reasonable; (4) the complexity, expense and duration of the litigation; (5) the substance and amount of opposition to the settlement; (6) the stage of the proceedings at which the settlement agreement was achieved; and (7) whether proper notice was given. Adams, 676 So.2d at 1272.

         This Court's evaluation and consideration of these factors is guided by the strong public policy which favors settlement of Class Action lawsuits. See In re U.S. Oil and Gas Litig., 967 F.2d 489, 493 (11th Cir. 1992)(holding "[p]ublic policy strongly favors the pretrial settlement of class action lawsuits."); Cotton v. Hinton, 559 F.2d 1326, 1331

(5th Cir. 1977) (holding "[p]articularly in class action suits, there is an overriding public interest in favor of settlement").

         The Court has given great weight to its observations regarding the credibility, demeanor and substance of the testimony presented at the fairness hearing. Specifically, Professor Jack Matthews, a faculty member at the University of Wisconsin testified regarding the value of the settlement to the Class. Professor Matthews was subject to vigorous cross-examination from counsel for both the "Aragon" objectors, as defined below, and counsel for objector Heartland Capital Corporation ("Heartland").

         In addition to the live testimony of Professor Matthews, sworn testimony in the form of depositions, affidavits and exhibits thereto was also submitted by the parties, including testimony from David I. Tabak, Robert Myers, Frederick W. Kanner, Kenneth Abramowitz, Ken Klee, David L. Ray, John Coffee, Kristin L. Hughes, J. Michael Rediker, Peter J. Clemens, IV, Edward Hardin, James Taff, and John W. Smith. The parties also submitted voluminous documents and sworn testimony, including twenty-four depositions, and numerous affidavits, exhibits, and transcripts of court hearings in the cases of AGR Halifax Fund, Ltd., et al., v. MedPartners, Inc. et al., Index No. 99-602625, and Roth v. MedPartners, Inc. et al., Index No. 99-603368. Both of these cases were previously pending before the Supreme Court of the State of New York, County of New York, and involved identical claims under identical contracts as those at issue here (hereinafter the "Prior New York litigation"). The Court also received a multitude of other voluminous evidence, exhibits and documents from the parties and objectors.

Plaintiffs offered to file with the Clerk of Court over 100 boxes of documents produced and reviewed by them. The boxes were present at the Fairness Hearing and the Court determined it was not necessary to file the documents with the Clerk of Court.

         The following objectors appeared, by and through counsel, and offered their objections: Aragon Investments, Ltd., Citadel Trading Group, LLC, Cole Roesler Trading Group LP, CPR (USA), Inc., Davidson Kempner International Limited, Davidson Kempner Institutional Partners, Davidson Kempner Partners, Highbridge Capital Corp., JAS Securities, LLC, JMG Capital Partners, L.P., JMG Triton Offshore Fund Ltd., Jackson Investment Fund, Ltd., Laura A. Fagan, Leon Frankel, Liberty View Fund, LLC, Liberty View Funds, LP, Liberty View Global Volitility Fund, Liberty View Risk Arbitrage Fund, Lonestar Partners, L.P., Lupa Family Partners, M.H. Davidson & Co., LLC., OTA Limited Partnership, Paloma Securities LLC, Paloma Strategic Fund LP, PWB Value Partners, L.P., PWB Value Partners II, L.P., Quantum Rabbico, N.V., Quaser Rabbico N.V., Racepoint Partners, LLC, the Abeloff Family Partnership and Triage Capital Management (collectively "Aragon" or "Aragon Objectors"). Heartland and five individuals also filed objections, but only Aragon and Heartland, by and through counsel, appeared at the Fairness Hearing.

         The Aragon Objectors supported their objections through, inter alia, the sworn affidavit testimony of Henry Paul Monaghan, Robert W. McLeod, Michael Moskin, Charles H. Winkler, Steven S. Rodgers, Thomas J. Kempner, Jr., Ronald
S. Resnick, Michael J. Berner, Jerome L. Simon, Jonathan Glaser, Christopher Wolf, Laura A.

Fagan, Michael Spalter, and Andrew Smukler. The Affidavits of Henry Paul Monaghan, Robert W. McLeod and Michael Moskin were supplemented by offers of proof read in open court by counsel for the Aragon Objectors. At the end of the hearing, the objectors requested and were granted permission to file any and all additional evidence and/or briefs they wished. Despite having concluded the hearing over one week ago, objectors have not submitted any additional substantive evidence or legal support for their position.

         This Court has given due consideration to the evidence presented and all of the arguments made at the Fairness Hearing; the briefs, affidavits, and exhibits filed with the Court in support of, or in opposition to, the proposed settlement; the objections (and related motions) raised with respect to the proposed settlement; and the live testimony presented at the Fairness Hearing.

         This Court has presided over all facets of this action since it was filed, and is familiar with the legal and factual issues presented by this litigation. Deeming it appropriate to do so, this Court has given due consideration to the totality of the circumstances and the entirety of the record of this class action. This Court has also given particular consideration to the ore tenus evidence presented at the Fairness Hearing and the demeanor and credibility of the witness who was examined and cross-examined by objectors in open court.

         Having given all parties and all Members of the plaintiff Class the best practicable notice of the Fairness Hearing and an opportunity to object, submit evidence, appear and be heard in person or by counsel, the Court finds that it has before it more than sufficient information upon which to determine the fairness, reasonableness and adequacy of the proposed settlement.

         The factors and principles set forth above, in combination with the ore tenus and other evidence received, fully support the approval of this Class Action Settlement. In so holding, the Court makes the following Findings of Fact and Conclusions of Law.

         1.       FINDINGS OF FACT

         A.       COURSE OF THE PROCEEDINGS.

         1. The Plaintiffs filed their Complaint on March 16, 2000, seeking amongst other things, declaratory and injunctive relief. Plaintiffs' Second Amended Complaint, which controls this action, seeks only declaratory and injunctive relief.

         2. Contemporaneous with the filing of their Complaint, Plaintiffs filed a Motion to Certify a Class pursuant to Ala.R.Civ.P.23(b)(1),(b)(2) and
(b)(3).

         3. On March 21, 2000, MedPartners filed a Motion to Transfer Venue and a Motion for Summary Judgment.

         4. On March 24, 2000, Plaintiffs filed an Opposition to the Motion to Transfer Venue.

         5. On March 27, 2000, following a hearing, this Court denied the Motion to Transfer Venue. The Motion for Summary Judgment, which has been supplemented by a lengthy Memorandum of Law, remains pending.

         6. On March 29, 2000, MedPartners filed a Supplemental Response to Plaintiffs' Motion for Class Certification pursuant to Ala.R.Civ.P.23(b)(2). Thereafter, a hearing was convened to address certification, following which the Court entered an Order certifying a Class pursuant to Ala.R.Civ.P.23(b)(2).

         7. On March 30, 2000, a trial court in New York, upon learning of the Class Certification by this Court, immediately commenced trial, which had been scheduled to start five days later, in a case involving issues identical to those at issue here. AGR Halifax Fund Ltd., et al v. MedPartners, Inc., Supreme Court of the State of New York, New York County, Index No. 99-603368. ("Halifax").

         8. The Halifax case had been pending for some time. Over 19 depositions had been completed, the trial judge had denied Plaintiffs' Motion for Summary Judgment, denied Defendants' Motion for Summary Judgment, denied Plaintiffs' Motion to Certify a Non-opt out Class pursuant to Rule 23(b)(3), and had held a Compliance Conference.

         9. On March 31, 2000, MedPartners and the Halifax Plaintiffs reached a settlement. On April 3, 2000, the Halifax Plaintiffs sought leave to exclude themselves from the Class which had been certified one day prior to their settlement being finalized. The Court granted this motion.

         10. On April 10, 2000, the parties to this action executed a formal Settlement Agreement.

         11. On April 11, 2000, the Aragon objectors, with full knowledge that this Court had certified a Class which by their own admission includes them, filed a

Complaint in New York State Court raising issues identical to those at issue here. That Complaint, signed by lead counsel for the Aragon objectors, sought only declaratory and injunctive relief.

         12. The parties, after execution of the Settlement Agreement, filed a Notice of Proposed Class Action Settlement and Joint Motion for Preliminary Approval of Settlement and Supporting Memorandum of Law. Following a hearing, the Court preliminarily approved the Settlement and reaffirmed Certification of a Class pursuant to Ala.R.Civ.P.23(b)(2), consisting of:

                  All holders of Threshold Appreciation Price Securities ("TAPS") issued by Defendant, MedPartners other than AGR Halifax Fund, Ltd., LIM, Inc., Georgiea Advisors, Angelo Cordon & Co., L.P., Cypress Management Partnership, Ramius Securities, LLC, Miller A-2 Trust, Cypress Advisors, Inc., Trendex Capital Management II Corp., OZ Master Fund, Ltd., GPZ Trading, LLC, SoundShore Holdings, Ltd., and SoundShore Opportunity Holding Fund, Ltd.

         13. On April 21 and April 24, 2000, "Special Notices" of the Settlement were sent to brokers. Thereafter, over 7,000 individual Notices were sent to TAPS holders.

         14. On April 27, 28 and May 1, 2000, Notice of the Settlement was published in the Wall Street Journal and USA Today newspapers.

         15. On May 3, 2000, the Aragon objectors filed Notices of Deposition in this action.

         16. On May 12, 2000, counsel for MedPartners wrote counsel for the Aragon objectors and invited the Aragon objectors to intervene in this action. The Aragon objectors rejected this invitation.

         17. On May 19, 2000, counsel for MedPartners again wrote counsel for the Aragon objectors and invited them to intervene. The Aragon objectors again rejected this invitation.

         18. MedPartners has produced to Plaintiffs' counsel over seventy-five (75) boxes of documents.

         19. MedPartners also produced to Plaintiffs' counsel over 19 depositions taken in the Halifax case. These depositions were also filed into Court and given to Aragon objectors' counsel.

         20. Much of this discovery was made available to Plaintiffs' counsel and reviewed by them prior to April 5, 2000, when the parties executed a "Memorandum of Understanding."

         21. On May 23, 2000, the Heartland objectors served a Motion to Intervene.

         22.      On May 25, 2000, the Aragon objectors served a Motion to
Intervene.

         23. On May 25, 2000, MedPartners completed the deposition of Class Representative James Taff.

         24. On May 26, 2000, Plaintiffs' counsel completed the deposition of MedPartners' corporate counsel.

         25. A Final Hearing to consider whether or not the Settlement should be approved was convened on May 30, 2000, and completed on May 31, 2000. During the hearing, the Court received ore tenus evidence and testimony via affidavit and exhibits thereto as described supra.

         26. The Objectors participated fully in the hearing by arguing, submitting extensive legal memoranda, cross-examining the witness and filing evidence in the form of affidavits and exhibits and offers of proof. The Objectors also filed a non-jurisdictional appeal with the Alabama Supreme Court. The Objectors challenge, amongst other things, the adequacy of the Class Representative and Class Counsel, Class Certification, the requested attorney's fee, and the amount/value of the Settlement.

         27. The Court has received a total of approximately 36 objections to the Settlement. The Class consists of over 7,000 Class Members. Thus, less than 1% of the Class have objected to the Proposed Settlement.

         B.       THE "TAPS",

         28. The Complaint concerns a security/derivative known as a "Threshold Appreciation Price Security" or "TAPS."

         29. A TAPS is a sophisticated investment product whereby people and/or entities purchase a security for the right to receive, amongst other things, a share of MedPartners stock on August 31, 2000.

         30. Plaintiffs' Complaint is predicated upon the "Purchase Contract Agreement" (the "Agreement"), through which TAPS were, and continue to be, purchased.

         31.      The Agreement is governed by New York law.

         32. On September 15, 1997, MedPartners issued 21.7 million TAPS for approximately $22.00 per share. By purchasing a TAPS, investors were/are guaranteed the following:

                  (1) one share of MedPartners stock for each TAPS held on the final settlement date of August 31, 2000;

                  (2) semi-annual interest payments; and

                  (3) a yield enhancement payment.

         33. TAPS are a risky investment. The purchase of TAPS is accompanied by the anticipation that on the Final Settlement Date when the TAPS must be exchanged for MedPartners stock, MedPartners stock price will exceed the price paid for the TAPS.

         34. There is not, and never has been, a guarantee that the price of MedPartners stock will exceed the purchase price of the TAPS on the Final Settlement Date. The undisputed evidence was that investors knew of, and accepted, this risk when purchasing TAPS. In fact, the risk was disclosed in the prospectus announcing the TAPS in numerous places.

         35. The vast majority, at least eighty (80%) percent, of the current TAPS holders/Class Members did not pay approximately $22.00 for their TAPS. TAPS continue to be bought and sold like any other security. The price fluctuates over time. The undisputed evidence is that at least eighty (80%) percent of the Class paid less, and in most cases much less, than $22.00 per TAPS.

         36. Pursuant to the TAPS agreement, no moneys are held by MedPartners. The funds used to provide the TAPS are presently being held in escrow by a third party - the Collateral Agent.

         37. On the Final Settlement Date, the TAPS are exchanged for stock and the Collateral Agent releases the escrowed funds to MedPartners.

         38. The TAPS are governed by the Agreement. The Agreement is between MedPartners and the Bank which holds the escrowed funds as Collateral Agent for the TAPS certificate holders.

         39. The Agreement defines "the Company" only as MedPartners, Inc., a Delaware Corporation. The Agreement does not define "the Company" to include any MedPartners subsidiary.

         40. The Agreement includes a "Termination Event" provision. This provision is to protect TAPS holders in the event of a bankruptcy or other occurrence, which would endanger MedPartners' ability to perform under the Agreement by issuing a share of stock to TAPS holders.

         41.      The Agreement defines a Termination Event as:

                  "Termination Event" means the occurrence of any of the following events: (i) at any time on or prior to the Final Settlement Date, a judgment, decree or order by a court having jurisdiction in the premises shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company under the Bankruptcy Code or any other similar applicable Federal or State law, and unless such judgment, decree or order shall have been entered within 60 days prior to the Final Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days; or (ii) a judgment, decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in [bankruptcy or insolvency of the Company or its property, or for the winding up or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Final Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days, or (iii) at any time on or prior to the Final Settlement Date the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

(Purchase Contract Agreement, p. 6).

         42. MedPartners was never declared bankrupt nor was any action taken against it which in any way falls, or has been alleged to fall, within the parameters of the Termination Event provision.

         C.       PLAINTIFFS' ALLEGATIONS.

         43. Plaintiffs allege a "Termination Event" occurred when the California Department of Corporations ("DOC") appointed a Conservator over MedPartners Provider Network ("MPN") on March 11, 1999, pursuant to California State Statute the Knox-Keene Act, and that that Conservator filed a Petition for Bankruptcy on behalf of MPN.

         44. MPN was one of numerous MedPartners subsidiaries. MPN was not a "significant subsidiary" of MedPartners as defined by the 1993 Securities Act.

         45. It is undisputed that all Class Members continued to receive and accept benefits under the Agreement even after the alleged Termination Event.

         46. Specifically, all Class Members received and accepted both interest payments and yield enhancement payments pursuant to the contract even after the alleged Termination Event occurred.

         47. It is also undisputed that a number of Class Members, perhaps even a vast majority, purchased their TAPS after the alleged Termination Event occurred.

         D.       THE SETTLEMENT.

         48. The Settlement allows Plaintiffs to receive the full benefit of their bargain -- one share of common stock for each TAPS held plus all interest payment and yield enhancement payments due -- plus an extra 22 shares of common stock for each TAPS held.

         49. As of the date the Memorandum of Understanding was issued, the value of the Settlement to the Class was approximately $16.5 million, less attorney's fees and expenses.

         50. The Court received evidence regarding the Settlement in Halifax, including, but not limited to affidavit and live testimony from Professor Matthews. After consideration of all the evidence included in the live testimony, the Court finds that the two Settlements are substantially similar, although not identical, particularly given the different procedural posture and substantive stance of the cases at the time the Settlements were reached and the difference in the price of MedPartners' common stock at the time the Settlements were executed.

         II.      CONCLUSION OF LAW

         A.       CLASS CERTIFICATION.

         A Class may only be certified if all four requirements of Rule 23(a), and at least one requirement of 23(b), are satisfied. Adams, 676 So. 2d at 1268. The Court finds as a matter of law that all four requirements of Rule 23(a) are met and two types of Classes described by Rule 23(b) are applicable.

                  1.       RULE 23(a) REQUIREMENTS.

         The four requirements of Ala.R.Civ.P. 23(a) are numerosity, commonality, typically and adequacy of representation. Warehouse Home Furnishing Distributors, Inc., v. Whitson, 709 So. 2d at 1148 (Ala. 1997). All four requirements are clearly satisfied in this case.

         Numerosity is satisfied as the uncontroverted evidence is that the Class consists of over 7,000 individual TAPS holders.

         The commonality and typically requirements of Rule 23(a) tend to merge. "Both serve as guideposts for determining whether under the particular circumstances maintenance of a Class Action is economical and whether the named Plaintiffs claim and the Class claims are so interrelated that the interests of the Class Members will be fairly and adequately protected in their absence."
Id. Specifically, the requirement of commonality "is met by the fact that there are common questions of fact with regard to" the Agreement at issue. Id. Here, there were numerous common questions including the ever arching issue of whether a Termination Event actually occurred.

         "The essence of the typicality requirement is that the relationship between the injury to the Class representative and the conduct affecting the entire Class of Plaintiffs must be sufficient for the Court to properly attribute a collective nature to the challenged conduct." Id. "Typically exists when a Plaintiff/Class representative's injury arises from or is directly related to a wrong to a Class and that wrong to the Class includes the wrong to the Plaintiff." Id. (relying on Andrews v. American Tel. & Tel. Co., 95 F.3d 1014 (11th Cir. 1996)).

         All Class Members own identical TAPS, which are governed by an identical Agreement and all Class Members allege that the same occurrence constituted a "Termination Event." The Complaint filed in New York by the Aragon objectors mirrors and in fact is substantively identical to that at issue in this case. Clearly, all questions of fact regarding whether a "Termination Event" occurred, as well as MedPartners' defenses to this allegation, are common to all TAPS holders/Class Members.

         Equally, the alleged wrong of MedPartners in failing to "declare" that a "Termination Event" occurred when the DOC moved against MPN is a "wrong" identical to the Class Representative and all members of the Class. Therefore, typicality also exists.

         Adequacy of representation is required by Ala.R.Civ.P.23(a)(4). A Court's inquiry into adequacy of representation "consists of two determinations:
(1) the representative Class Members must not have interests antagonistic to those of the absentee members of the Class; and (2) the Class attorney must be qualified, experienced and generally able to conduct the proposed litigation." Aire v. Chrysler Financial Corp., 699 N.E. 2d 1177, 1180 (Ind. Ct. App. 1998). The Court finds that both prongs of the adequacy test are satisfied.

                  Specifically, a Class representative is adequate if the representative:

                  (1) is not the attorney representing the class;

                  (2) is not a professional Plaintiff;

                  (3) does not have interest antagonistic to those of Class Members; and

                  (4) is willing and able to pay the costs of prosecuting the lawsuit.

Thomas A. Dickerson, Class Actions: The Law of 50 States (1991).

         Based upon the evidence in this case, including his deposition testimony, the Court specifically finds and holds that Mr. Taff is an adequate representative of the Class. Mr. Taff is not counsel for the Class and is not a professional Plaintiff. Mr. Taff does not have interests antagonistic to the Class. Rather, as discussed above, his interests are identical to those of the Class. Mr. Taff is a TAPS holder, has purchased TAPS and desires a declaration that a Termination Event has occurred in order that the escrowed funds can be returned. The relief requested by Mr. Taff requires the Court to examine a common set of circumstances and merits of the Class claims as a whole. Additionally, Mr. Taff testified that he is knowledgeable of the case and has the time and resources to prosecute this case. "Testimony of a Class Plaintiff that [he is] willing and able to pursue the litigation can satisfy the adequacy requirement." Powers v. Stuart-James Company Inc., 707 F.Supp. 499, 503 (M.D. Fla. 1989). There is no evidence in the record that in any way contradicts Mr. Taff's testimony. Thus, it is clear that Mr. Taff is an adequate Class representative.

         Objectors assert that Mr. Taff is not an adequate representative for three reasons. First, they assert that his 100 shares of TAPS, as opposed to the larger number they hold, disqualifies him. This argument is contrary to well settled precedent.

                  It is now well settled that neither the number of representative parties nor their financial interests is controlling in determining whether the plaintiffs will fairly and adequately protect the interests of their class. Thus, a single plaintiff may represent the entire class, no matter how small his claim may be, if other factors indicate that he will fairly and adequately protect the interests of his class.

Epstein v. Weiss, 50 F.R.D. 387, 391 (E.D. La. 1970).

         Indeed, the objectors' arguments run contrary to the spirit and purpose of Rule 23.

                  To assert that the minute interests of the parties before the court is a factor which militates against allowing a class action is to ignore the spirit of Rule 23. Since, as we have seen, if the plaintiff's claim is very large the class action is rendered unnecessary, the main purpose of the class action is to provide a means of vindicating small claims. It would be anomalous to hold that only major financial interests can make use of it.

Newberg on Class Actions SS.3.27 (3d Ed. 1992).

         The objectors also assert that Mr. Taff is not an adequate Class representative because of his alleged "failure to conduct discovery before negotiating a settlement." This argument is not supported by the record. The undisputed evidence is that Mr. Taff and his counsel had access to the process, pleadings and deposition discovery from the New York Halifax suit prior to the settlement. The Halifax case involved identical issues and involved over nineteen (19) adversarial depositions. Discovery conducted in a different case involving the same Defendant and identical issues has been explicitly recognized by the Alabama Supreme Court in the Class Action context. See Adams v. Robertson, 676 So. 2d 1265, 1272 (Ala. 1995) (holding that "the trial court did, in fact, allow limited discovery. Counsel for the objectors had access to discovery conducted . . . where the same allegations were made against [the same defendant] in a separate lawsuit").

         The Court finds that Class Counsel are capable of, and in fact have, adequately represented the Class. The Class, according to the undisputed evidence in the record, has been represented by the law firms of Bedford, Rogers & Bowling, P.C., and Campbell,

Waller & McCallum, P.C. Both firms have Class Action experience, and most notably Campbell, Waller & McCallum has extensive experience in cases of this type.

         The Court further specifically holds and finds that this Settlement was not the product of collusion. Class Settlements are presumed to be in good faith and the parties have far exceeded their initial burden of proving that the Settlement was not collusive. The undisputed evidence is that the parties engaged in extensive negotiations over an extended period of time prior to concluding the Settlement in a "marathon" negotiating session that lasted past midnight. Further, Defendants filed a well supported Motion to Transfer Venue which was contested by Plaintiffs and denied only after a hearing on the merits. There is no evidence of any kind in the record to suggest this Settlement was reached after anything other than "meaningful and sufficient discovery and after arms-length negotiations, by capable and experienced Class Counsel." Adams, 676 So. 2d 1265, 1280 (Ala. 1995)

         2.       RULE 23(b)(2).

         This case was properly certified pursuant to Ala. R. Civ.P. 23(b)(2).

                  A class action under Rule 23(b)(2) is permitted when the party opposed to the class has acted or refused to act on grounds applicable to the entire class.

Adams, 676 So. 2d at 1269.

         That this case is the prototype (b)(2) Class is demonstrated by two aspects of the record. First, it is undisputed that the sole relief available under the Agreement is an Order declaring that a Termination Event has occurred. This is because, pursuant to the terms of the Agreement, the actual occurrence of a Termination Event does not work to release the 22.00 plus per TAPS held by the escrow agent. Rather, it is only the declaration by MedPartners that a Termination Event has occurred that allows the Collateral Agent to release these funds. Thus, the sole avenue for Plaintiffs to obtain relief is for a Court to declare that a Termination Event occurred and subsequently Order the Collateral Agent to release the escrowed funds. As a result, Plaintiffs' Second Amended Complaint, which controls this action, therefore seeks "a declaration" that a Termination Event has occurred.

         Importantly, this is the exact same relief the Aragon objectors seek in the Complaint filed in New York State Court. That is, in their initial Complaint, the Aragon objectors/Plaintiffs only sought declaratory/injunctive relief. Specifically, a declaration that a Termination Event had occurred.

         The Alabama Supreme Court held in Adams that "so long as the relief sought is primarily equitable or injunctive, a Class Action Settlement that also includes money damages with a mandatory non-opt provision is property. Id. See also 7 Charles A. Wright, et. al., Federal Practice and Procedure, SS 1775 (2d Ed. 1986)( holding that two basic factors must be present in order for an action to fall within 23(b)(2):(1) the opposing party's conduct or refusal to act must be 'generally applicable' to the Class and (2) final injunctive or corresponding declaratory relief must be requested for the Class.").

         Here, as with the Aragon objectors' Complaint filed in New York, the sole relief requested for the Class is equitable. Moreover, it is well settled Alabama law that "If the

Rule 23(a) prerequisites have been met and injunctive or declaratory relief has been requested, the action should be allowed to proceed under subdivision
(b)(2)." Warehouse Furnishing v. Farmers Furniture, 709 So. 2d 1144, 1151 (Ala.
1997). (Accord 7 Charles A. Wright, et. al., Federal Practice and Procedure SS. 1775 (2d Ed. 1986)("Disputes over whether the action is primarily for injunctive or declaratory relief rather than a monetary award neither promote the disposition of the case on the merits nor represent a useful expenditure of energy. Therefore, they should be avoided. If the Rule 23(a) prerequisites have been met and injunctive or declaratory relief has been requested, the action usually should be allowed to proceed under subdivision (b)(2)")).

         The objectors have filed pleadings with this Court, stating that the purpose of this suit is to get "their money back." (Objections, Paragraph 32). While the efficacy of this statement is called into question by the undisputed evidence that almost all of the Class Members purchased their TAPS in the after market for much less than $22.00, assuming it to be true, this only further supports certification pursuant to Rule 23(b)(2). This is because, the return of property, including money, is an equitable remedy. See Ballew v. Charter Realty ERA, 603 So. 2d 877 (Ala. 1992)(recission of contract and return of earnest money deposited in equitable remedy); Ex parte Taylor, 583 So. 2d 1301 (Ala. 1991)(Complaint seeking recission of contracts sounded in equity).

         As discussed, the fact that the relief awarded the Class is monetary does nothing to affect the validity of the Certification pursuant to Rule 23(b)(2). This is especially true, where as here, the sole relief sought and in fact which could be awarded if Plaintiffs were successful, sounds in equity. Adams, 676 So. 2d at 1270. "Simply because equitable relief has a value based on money or has a worth does not make it monetary relief." Id.

         The Court is satisfied and therefore specifically finds and holds that all due process rights of Absent Class Members have been satisfied. "In a Class Action for equitable relief, the due process rights of Absent Class Members generally are satisfied by adequate representation alone." Crawford v. Honig, 37 F.3d 485, 486 (9th Cir. 1994)(relying on Hansberry v. Lee, 311 U.S. 32, 42-43,
61 S.Ct. 115, 118-19, 85 L.Ed 22 (1940); See also Johnson v. General Motors Corp., 598 F.2d 432, 437 (5th Cir. 1979)("when only equitable relief is sought in an action involving a cohesive Plaintiff group...the due process interests of absent members will usually be safeguarded by adequate representation alone...).

         Objectors argue that a non-opt out Class can never be properly certified and maintained by State Court absent every Class Member having traditional minimum contacts with the forum. This is counter to well recognized precedent as both State and Federal Courts have and continue to certify nationwide non-opt out Classes on a regular basis. See, e.g., Adams, 676 So. 2d 1265 (Ala. 1995); Califano v. Yamasaki, 442 U.S. 682, 702 (1979) (holding that "[n]othing in Rule 23...limits the geographical scope of a class action that is brought in conformity with that Rule."); In re Pan American World Airways, Inc., 905 F.2d 1457, 1459-60 (11th Cir. 1990) (affirming judgment in Rule 23(b)(2)
class action brought on behalf of "female personnel who have been employed by National Airlines, Inc., on or after January 29, 1972, or who may become so employed in the future."); United States Fidelity and Guaranty Co. v. Lord, 585 F.2d 860 (8th Cir.

1978)(affirming Rule 23(b)(2) certification of class defined as all past, present, and future women employed by the defendant at any of its offices in the United States.); Grimes v. Viralink Communications Corp., 17 F.3d 1553 (3rd Cir.
1994)(holding plaintiff bound by a settlement on behalf of a class certified under Rule 23(b)(2) consisting of shareholders of the defendant corporation.); Hodgers-Durgin v. de la Vina, 165 F.3d 667 (9th Cir. 1999)(reversing the trial court's order denying certification of a Rule 23(b)(2) class consisting of all persons driving on Arizona roads at night, and all Hispanic persons driving on Arizona roads) rev'd on other grounds, 199 F.3d 1037 (9th Cir. 1999); TBK Partners Ltd. v. Western Union Corp., 675 F.2d 456 (2nd Cir. 1982)(affirming settlement class action pursuant to Fed.R.Civ.P.23(b)(2) "on behalf of a class consisting of all owners of Capital Stock of (Gold & Stock other than Western Union) as of July 3, 1980."); Anderson v. Cornejo, 2000 WL 286902 (N.D. Ill. March 10, 2000)(certifying a nationwide class action pursuant to Rule 23(b)(2) to establish a single consistent standard governing the defendant's conduct.); In re Diet Drugs Products Liability Litigation, 1999 WL 673066 (E.D. Pa. August 26, 1999)(certifying a nationwide medical monitoring class action pursuant to Rule 23(b)(2)); Woodard v. Online Information Services, 191 F.R.D. 502 (E.D.N.C. 2000)(certifying Rule 23(b)(2) class); Coleman v. Block, 100 F.R.D. 705 (D.N.D. 1983)(expanding statewide Rule 23(b)(2) class to national class); Kuenz v. Goodyear Tire and Rubber Co., 104 F.R.D. 474 (E.D. Mo. 1985); Van Gemert v. Boeing Co., 259 F.Supp. 125 (S.D.N.Y. 1966)(certifying 23(b)(2) class action on behalf of all present and former holders of The Boeing Company
4 1/2% Convertible
subordinated debentures). See also, Nottingham Partners v. Dana, 564 A.2d 1089 (Del. 1989)(affirming certification of class and settlement on behalf of a plaintiff class consisting of all shareholders of the defendant corporations common and/or Class B stock.); Hamilton v. Ohio Sav. Bank, 694 N.E.2d 442 (Ohio
1998) (reversing the trial court and holding that certification of class consisting of all persons with outstanding mortgages from the defendant bank.); Colt Industries Shareholder Litigation v. Colt Industries Inc., 566 N.E.2d 1160 (N.Y. 1991)(upholding Rule 23(b)(2) certification of class including all shareholders of Colt Industries Inc., common stock as of March 1, 1988).

         The Court has expressly found, as both a matter of law and fact, that Absent Class Members have adequately been represented in this case. As discussed more fully below, the combination of published notice in two nationwide newspapers for three consecutive days, notices to brokers and individual notices to TAPS holders, met and in this Court's opinion, far exceeded the notice necessary to satisfy due process concerns. Thus, under well settled precedent, the due process rights of all Absent Class Members have been satisfied.

         Further, objectors' arguments regarding ss. 11 of the Alabama Constitution were explicitly considered and rejected in Adams. Adams, 676 So.2d at 1271.

         Objectors have not offered any precedent to the contrary. The reliance on Phillips Petroleum Company v. Shurts, 472 U.S. 797, 105 S.Ct. 2965 (1985), is misplaced as the Supreme Court clearly stated in that case that its holding was inapplicable to injunctive relief, non-opt out cases. Id. at FN3. Moreover, the Court finds as a matter of law, that the Aragon and Heartland objectors have submitted to the jurisdiction of this Court as a result of their extensive participation in these proceedings. See White v. NFL, 41 F.3d 402, 407-08 (8th Cir. 1994) (holding "each of the objectors either had minimum contacts with the forum or submitted himself to the jurisdiction of the District Court by appearing through counsel to contest the merits of the settlement by offering testimony, cross-examining witnesses, and filing numerous Memorandum of Law regarding the Settlement."); White v. NFL, 822 F.Supp. at 1432 (holding that "as a result of their various filings with the Court, their appearance to object to the Settlement and their Motions to Intervene, the Court finds that those players have submitted to the Court's jurisdiction because they have not confined their arguments to the claim that they are beyond the Court's jurisdiction, but rather have objected to the merits of the Proposed Settlement."); In re Real Estate, 869 F.2d 760, 770 (3rd Cir. 1989) (holding that "a party should be deemed to consent to personal jurisdiction if it actually litigates the adequacy of representation issue before the District Court, because in such a case the party has shown a willingness to engage in extensive litigation of the forum").

         The Heartland and Aragon objectors have extensively participated in litigation in this forum. Their participation has included the filing of substantive briefs regarding the merits of the Settlement, appearance by objectors' counsel at the Fairness Hearing to argue in opposition to final approval, and cross-examining a witness; litigation of the adequacy of representation issue; the filing of Motions to Intervene; and the offering of proof and other testimony in opposition to the Settlement. Thus, not only were the due process rights of the Aragon and Heartland objectors satisfied by adequacy of representation and notice, they have consented to this Court's jurisdiction over them. No other objector or Class Member raised any objection predicated upon due process.

         The Court has jurisdiction over all Class Members by virtue of this Court's certification of a non-opt out class under Ala.R.Civ.P. 23(b)(2). The Court could also maintain jurisdiction over absent Class Members under Ala.R.Civ.P. 23(b)(1)(A) and/or 23(b)(1)(B).

         Independently, the Court finds that Class Members have minimum contacts with the State of Alabama. Caremark's principal place of business is in Birmingham, Alabama. MedPartners, who is Caremark's predecessor, was also located in Birmingham at the time of the Purchase Contract Agreement dated September 15, 1997, which is the contract at issue in this case. Larry House, an Alabama resident, also signed the contract in Alabama on behalf of MedPartners.

         Moreover, the Aragon Objectors and Heartland Capital Corp. have all purposely availed themselves of the jurisdiction of this Court. These objectors have appeared in this Court attacking the substantive fairness of the settlement, and have moved to intervene. In addition, the Aragon objectors have sought to take depositions and receive document discovery in this case on substantive issues. Additionally, the Aragon Objectors filed an appeal that, in their opinion, divested this Court of jurisdiction over the Fairness Hearing pending that appeal.

         This Court has spent considerable time reviewing the objectors' substantive, non-jurisdictional objections, as well as their jurisdictional objections, and concludes that the objectors have had a full and fair opportunity to appear, be heard, and submit evidence and briefs in support of their position.

         This Court also finds that no present Class Member's due process rights were in any way implicated due to the exclusion of the Halifax Plaintiffs from the Class. Pursuant to Ala.R.Civ.P. 23(d) the Court has discretion to modify the Class or allow exclusion of Class Members. The Halifax Plaintiffs were in an entirely different procedural and substantive posture than the rest of the Class. Specifically, the Halifax Plaintiffs filed their lawsuit well in advance of this case, litigated extensively - including participation in over 24 depositions, and prevailed upon the New York Court to begin a trial of that case. This placed the Halifax Plaintiffs in a materially different position than the Aragon objectors who chose not to file suit until the day after this case was certified as a Class Action and the Heartland objector, who never has filed an independent action. See County of Suffolk v. Long Island Lighting Company, 710 F.Supp. 1407, 1420 (E.D.N.Y. 1989) (holding that "nonetheless the court recognizes that some special consideration is due Suffolk County. At great effort and expense, it has litigated the identical RICO claims now advanced by the class and has obtained a jury verdict in its favor against LILCO with respect to three of these claims. Even though its claims were then dismissed, it appears inappropriate to deny Suffolk County any representative role in the class' litigation of these claims while at the same time requiring it to remain as a member of this mandatory class. Therefore, Suffolk County is permitted to opt out of the class, if it should so desire, and conduct its appeals or settlement negotiations independently of that class. The fact that this class action is certified pursuant to Fed.R.Civ.P. 23(b)(1)(B) and is thus a 'mandatory' class does not prevent the court from permitting Suffolk County to opt out. Classes certified pursuant to Rule 23(b)(1) or Rule 23(b)(2) are said to be mandatory because class members can claim no right to opt out of these classes. Under Rule 23(d), however, courts have the discretionary power to allow the exclusion of class members in Rule 23(b)(1) and Rule 23(b)(2) class actions. 3 Newberg on Class Actions SS. 16.17 (2d Ed.) -- Second, the situation of Suffolk and the procedural pasture [sic] of its claims are distinguishable from the general class").

         Considering the evidence before this Court, the Court hereby alternatively certifies the Class for purposes of Final Settlement pursuant to Ala.R.Civ.P. 23(b)(1)(A) and

(b)(1)(B). According to the Alabama Supreme Court, "Rule 23(b)(1)(A) class actions involve those classes formed if the prosecution of separate lawsuits would create the risk of inconsistent adjudications." Adams, 676 So.2d at 1269. This case runs the risk of inconsistent adjudications because it involves the interpretation of identical boiler plate provisions of numerous contracts. It is therefore, the prototypical (b)(1)(A) Class. See Broad v. Rockwell Intern. Corp., 642 F.2d 929, 947 n.20 (5th Cir. 1981) (if different juries were allowed to construe identical boiler plate provisions, they would likely reach different conclusions, an "anomalous" result since the principal goal of using boiler plate language is to insure uniform construction.) See also, Sharon Steel Corp. v. Chase Manhattan Bank, N.A., 691 F.2d 1039, 1048 (2d Cir. 1982) (holding the creation of uncertainties as to the meaning of boiler plate provisions would decrease the value of all debenture issues and greatly impair the efficient working of capital); Morgan Stanley & Co., Inc. v. Archer Daniels Midland Co., 570 F.Supp. 1529, 1542 (S.D.N.Y. 1983) ("[A]llowing juries to construe boiler plate language as they saw fit would likely result in intolerable uncertainty in the capital markets"). Here there have been four (4) suits involving the same occurrence and contracts which clearly demonstrate how the Defendant is potentially faced with inconsistent adjudications.

         The Court concludes that this action would also be appropriate for certification pursuant to Rule 23(b)(1)(B), since adjudications with respect to individual Members of the Class would likely, as a practical matter, be dispositive of the interests of other Members or substantially impair the ability of other Members to protect their interests. See Adams v. Robertson, 676 So.2d 1265 (Ala. 1995). Since Caremark's TAPS holders are similar in some ways to shareholders, and the occurrence of a Termination Event would require the Company to order a distribution of funds held in escrow, the relief requested in this case is analogous to an action in which shareholders in a corporation sue for a declaration of a dividend. Where a class of shareholders sue to have a dividend declared, Rule 23(b)(1)(B) certification is appropriate. See Adams v. Robertson, 676 So.2d 1265 (Ala. 1995).

         C.       THE ADAMS FACTORS.

                  1.       THE LIKELIHOOD OF SUCCESS ON THE MERITS.

         "Perhaps the most important factor in evaluating the adequacy of a class action settlement is the relative strengths of plaintiffs' case and the existence of any defenses or difficulties of proof." Horton v. Merrill Lynch, Pierce, Fenner & Smith, Incorporated, 855 F.Supp. 825, 827 (E.D. N.C. 1994). When making this determination, a Court "need not try the case to determine the fairness of a settlement." Rather, "the Court is only called upon to consider and weigh the nature of the claim, the possible defenses, the situation of the parties, and the exercise of business judgment in determining whether the proposed settlement is reasonable." Adams, 676 So. 2d at 1289.

         Evidence presented demonstrates that there are "many dispositive threshold issues [which] might bar recovery by Class Members" on their claims. Sanders v. Robinson Humphrey/American Express, Inc., 1990 EL 105894 (N.D. Ga.
1990). The many dispositive, threshold issues which might bar recovery by Class Members include:

         (i) The Termination Event provision is only triggered if the "Company or its property" is the subject of a court order. The "Company" is defined in the Purchase Contract Agreement as MedPartners, not MPN. Nor at this juncture does it appear that MPN is or was the "property" of MedPartners within the meaning of the Termination Event clause pursuant to New York law. Torrey Delivery Inc. v. Chautaugua Truck Sales & Serv., Inc., 47 A.D. 2d 279, 282 (N.Y.App.Div. 1975). While MPN was a subsidiary of MedPartners, MedPartners has many subsidiaries, and the bankruptcy or financial problems of any one such subsidiary seems unlikely to have endangered (and in this case, has not affected) MedPartners' ability to issue stock as is required under the Purchase Contract Agreement. Therefore, the Class will have a difficult time establishing that any action taken in regards to MPN could trigger a Termination Event.

         (ii) There is compelling evidence in the record that the conservator appointed by the DOC was not the functional equivalent of "a receiver or liquidator or trustee or assignee in bankruptcy", and therefore the Termination Event did not occur. The

Plaintiffs would be hard pressed to equate the conservator of MPN with a bankruptcy trustee or its equivalent.

         (iii) Not even the DOC believed it was acting to control any property of MedPartners when it moved against MPN.

         (iv) The DOC acted beyond its authority when it appointed a conservator over MPN.

         (v) Even if the DOC had authority to appoint a conservator, the DOC's action did not constitute a "judgment, decree or order of a court having jurisdiction in the premises", as is required before a "Termination Event" will be declared;

         (vi) There was no Termination Event, since the appointment of the Conservator was stayed within sixty (60) days.

         Further, Plaintiffs have arguably waived any claim that a Termination Event occurred by continuing to accept benefits under the Agreement following the alleged Termination Event. This argument finds footing in New York law, because New York Courts have held that a non-breaching party's continued receipt of benefits constitutes a waiver of claims under the contract at issue. See Alesavi Beverage Corp. v. Canada Dry Corp., 947 F.Supp. 658, 667-68 (S.D.N.Y. 1996), aff'd, 122 F.3d 1055 (2d Cir. 1997); ARP Films, Inc. v. Marvel
Entertainment Group, Inc., 952 F.2d 643, 649 (2d Cir. 1991)("In this case [plaintiff's] decision to continue receiving benefits pursuant to the [parties'] Agreement was tantamount to an election to affirm the contract.").

         The uncontroverted evidence suggests that the Class Members themselves do not believe a Termination Event occurred. Pursuant to Plaintiffs' theory, if a Termination Event occurred, all Class Members are entitled to $22.00 plus per TAPS held. At the time, and at all times after the alleged Termination Event, TAPS have been trading for much less than $22.00. If Class Members truly believed a Termination Event had occurred one would expect there would have been a "run" on TAPS. The undisputed evidence is that this did not occur.

         The combination of all these factors clearly indicates that at the very least, Plaintiffs have many significant dispositive threshold issues to overcome in order to succeed on the merits of their claims. This militates heavily in favor of approval of the Settlement. See In re Warner Communications Securities Litigation, 618 F.Supp. 735 (S.D.N.Y. 1985), aff'd, 798 F.2d 35 (2d Cir. 1986)
(affirming Class Action settlement as reasonable when Plaintiffs bore a substantial risk of losing the case); In re Union Square Assocs. Sec. Litig., 1990 WL 212308 (Del. Ch. Dec. 18, 1990) (affirming Class Action settlement as fair because in the Court's "opinion," facts and circumstances of case "seriously complicate the chances of the Class succeeding in their litigation, and cause [the Court] to believe that the burden faced by Plaintiffs . . . was, indeed, formidable.") Heit v. Amrep. Corp., 82 F.R.D. 130 (S.D.N.Y. 1979) (settlement in securities Class Action approved, even though settlement amount was small in relation to the total recovery sought, where Plaintiffs suffered from severe problems in terms of technical barriers to suit).

                  2.       RANGE OF POSSIBLE RECOVERY.

         Plaintiffs' range of possible recovery is easily ascertainable. If Plaintiffs prevail, they will be entitled to approximately $22.00 per TAPS held. If Plaintiffs lose, they will receive only their yield enhancement and interest payments along with one share of common stock per TAPS held. The fact that this is an all or nothing case, in this Court's opinion, militates heavily in favor of approving the settlement.

                  3. POINT ON OR BELOW THE RANGE OF POSSIBLE RECOVERY AT WHICH THE SETTLEMENT IS FAIR, ADEQUATE AND REASONABLE.

         The settlement provides Class Members with an extra .22 shares of MedPartners common stock per TAPS held minus attorney's fees. Viewed on a percentage basis, this is a 22% increase in the amount of stock Plaintiffs would receive under the Agreement at issue. Based upon the evidence submitted, 22% meets or exceeds Plaintiffs' likelihood of success on the merits. The fact that the .22 extra stock plus one share of MedPartners common stock is presently worth less than $22.00 is not of particular significance, especially given the significant threshold issues Plaintiffs must overcome to prevail on the merits.

                           The mere fact that the proposed settlement of $.20 per share is a small fraction of the desired recovery of $3.50 per share is not indicative of an inadequate compromise. A settlement can be satisfying even if it amounts to a hundredth or even a thousandth of a single percent of the potential recovery.

Behrens v. Wometco Enter. Inc., 118 F.R.D. 534, 542 (S.D. Fla. 1988).

         Further, based upon the churn rate of the TAPS, as presented by Professor Matthews, it appears very few of the Class Members purchased the TAPS in an amount in excess of twenty dollars. Indeed, based upon recent market prices, the value of the settlement is well in excess of the estimate average cost of the TAPS to the Class Members.

                  4.      THE COMPLEXITY, EXPENSE AND DURATION OF THE
                          LITIGATION.

         The Plaintiffs in this action have the best of both worlds. They have had the opportunity to settle their case relatively quickly while at the same time fully investigating the nature of their claims and all defenses thereto as a result both of the extensive document review Plaintiffs' counsel undertook and the discovery and numerous depositions taken in the Halifax action. By settling now, Plaintiffs will receive their extra .22 shares of stock in the near future which inures to their benefit as the stock will be immediately transferable and tradable.

         Further, the uncontroverted evidence is that the finalization of this Settlement should further benefit Class Members by working to increase the value of MedPartners stock. Objectors argued at the hearing that the Settlement should not be approved because Class Members will not receive their extra .22 shares of stock until at least 45 days after final approval, or the termination of any and all appeals. Objectors' argument makes no sense especially given that their proposed alternative is to litigate this case fully which clearly will result in a much longer delay of any recovery by Class Members assuming they prevail, which as discussed, this Court finds unlikely. "In most situations, unless the settlement is clearly inadequate, its acceptance and approval are preferable to lengthy and expensive litigation with uncertain results." Newberg SS. 11.50 at 11-122 (citations omitted).

                  5.       THE SUBSTANCE AND AMOUNT OF OPPOSITION TO THE
                           SETTLEMENT

         The Class consists of over 7,000 individual TAPS holders. Only 34 have objected. This represents less than one-half of 1% of the total Class. Courts have affirmed settlements when large numbers of the Class, including a majority, have objected. See Adams, 676 So.2d at 1273. As such, "the extent of opposition rarely is a factor entitled to great weight in determining the fairness of a proposed settlement...this factor is not dispositive even when many class members object. Settlements have been approved in face of objection by even larger portions of the Class." See, e.g., Reed v. General Motors Corp., 703 F.2d 170 (5th Cir. 1983)(more than 600 objectors in class of 1,469; 23 of 27 named plaintiffs objected); League of Martin v. Milwaukee, 588 F.Supp. 1004 (E.D. Wis. 1984)(108 objectors in class of 200). Anderson v. Torrington Co., 755 F.Supp. 834, 845, (N.D. Ind. 1991).

         Further, objectors' arguments against approving the Settlement, in this Court's opinion, lack substance and seem most keenly focused on simply trying to "get a better deal." However, as the Supreme Court held in Adams, "no class action would ever be settled so long as there was at least a single lawyer around who would like to replace class counsel and start anew." Adams, 676 So. 2d ar 1274 (relying on City of Detroit v. Grinnell Corp., 495 F.2d 448, 463-64 (2d Cir. 1974)).

                   6. THE STAGE OF THE PROCEEDINGS AT WHICH THE SETTLEMENT WAS REACHED.

         Based upon the undisputed evidence in the record, the Court finds that counsel for Plaintiffs, as well as their experts, had extensive access to information, documents, and depositions prior to entering into the Proposed Settlement. The Court further finds that Class Counsel conducted a substantial factual investigation, and had before them sufficient evidence upon which to base their Agreement to the Proposed Settlement. The uncontroverted evidence before the Court based upon the entire record is that the Settlement discussions and negotiations were conducted at arms length during which counsel remained adversarial and that such negotiations were free from fraud or collusion.

         Further, the Court places no weight on the unsupported intimation that the Settlement was somehow collusively agreed to because the negotiations and resolution occurred during a relatively short period of time after the Complaint was filed. The Court is fully aware of the adversarial positions of the parties at the initial stage of the proceedings. Moreover, the Court is very familiar with the character and integrity of counsel involved and finds compelling the sworn uncontradicted testimony of Ed Hardin, General Counsel for MedPartners, and the representations by Class Counsel, that negotiations were intense and at arms-lengths. As is apparent from the record evidence, the timing of settlement negotiations were motivated by the fact that the Final Settlement date of the TAPS, August 31, 2000, was fast approaching.

         The Court further finds that Defendant's stipulation to the maintenance of this Action as a Class Action for the purposes of Settlement is a practice well supported by precedent, and constitutes no evidence whatsoever of any collusion. Based upon the entirety of the record, the Court finds that there was no collusion in connection with this Settlement.

         Pursuant to Adams, the Seventh Factor relates to punitive damages awards and is thus inapplicable to the Court's consideration in this case.

         B.       THE NOTICE PROVIDED TO CLASS MEMBERS.

         The Court has received evidence concerning the notice provided to Class Members. On April 21, 2000 and April 24, 2000, "Special Notices" of the Settlement and the Fairness Hearing were sent to Brokers. Thereafter, individual Notices were sent to Class Members. On April 27, 28, and May 1, 2000, Notice of the Settlement and Fairness Hearing was published in the Wall Street Journal and USA Today Newspapers.

         Based upon the evidence before it, the Court finds that the court-approved personal and published notice was the best practicable notice under the circumstances, was fully consistent with Rule 23(c)(2) of the Alabama Rules of Civil Procedure, and constituted due and sufficient notice of the Settlement and all other matters addressed in the notice and its exhibits, including the pendency of this action, the maintenance of this action as a class action, the terms of the settlement, the binding effect of the settlement on all Class Members, the release and dismissal of all claims, the mandatory non-opt-out provisions of the Class certification and settlement, the right to object to the settlement and to submit evidence opposing the settlement, and the right to appear at the Fairness Hearing and to be heard in person or through counsel. The Court finds that this notice clearly provided absent Class Members a fair and adequate opportunity to object to the Settlement, and notice that the Settlement would finally adjudicate and foreclose any future claim that a "Termination Event" occurred under the Purchase Contract Agreement.

         C.       CLASS COUNSEL'S MOTION FOR ATTORNEYS' FEES.

         The Court has reviewed the evidence and materials submitted in support of Class Counsel's request for attorneys fees, including the affidavits of David J. Guin, Steve A. Bacchus and Class Counsel. The Court is personally familiar with the experience and ability of Class Counsel and finds their competence and qualifications of the highest quality. It is also noted that the fee requested is well within, if not at the lower end, of the range of fees customarily awarded in actions of this nature. The primary concern raised at the hearing concerning the fee request was that it was not in proportion to the hours expended by Class Counsel. The Court is well aware that hours expended is one of the many factors to be considered and has placed appropriate weight on that particular factor. Further, despite being provided the opportunity to do so, no one filed post-hearing evidence challenging the fee requested by Class Counsel. Notwithstanding the lack of opposing evidence, the Court has made a detailed analysis of all factors to be considered in awarding attorneys fees and believes that an award of 25% is fair and reasonable.

         D.       SECTION 3(A)(10) OF THE SECURITIES ACT.

         The Court, having considered certain of the United States Securities and Exchange Commission filings, the nature of the Securities to be issued in connection with and pursuant to the Settlement and Stipulation, and other information concerning the Securities to be issued, finds that the Settlement and Stipulation is fair to the Settlement Class and Settlement Sub-Class, and to other interested persons. Accordingly, this Court holds that the Securities to be issued in connection with and pursuant to the Settlement and Stipulation are exempt from registration under the Securities Act of 1933 (the "Securities Act") pursuant to Section 3(a)(10) of the Securities Act, 15 U.S.C. SS. 77c(a)(10).

         E.       CONCLUSION.

         The Court concludes that the proposed settlement is a reasonable compromise of the claim of the Class and its Members. The Court concludes that this settlement achieves a definite and substantial result for the benefit of Class Members which is preferable to continuing litigation in which Class Members must necessarily confront and overcome many obstacles, a minimal chance of success, the likely prospect of obtaining no relief whatsoever, and other uncertainties. If the Court denied approval of this settlement, it would jeopardize a substantial recovery for the Class. The Court concludes that the settlement is due to be and is hereby approved.

         The Court also finds that the objectors have carefully avoided placing into the record any evidence demonstrating the price they paid for their TAPS. If the Proposed Settlement was truly "unfair" to the objectors, it seems to the Court the objectors would have wished to disclose the timing of their purchase and the price paid. If, for example, the objectors had substantial holdings of TAPS for twenty dollars a share and stood to lose twelve dollars per share at current market prices, that would have been a factor the Court would have been readily willing to consider in determining whether the objectors had circumstances that warranted special consideration. However, by not providing such important information, the Court can only conclude that the objectors purchased their TAPS for speculative purposes at a late date (possibly even after the Class notice was issued) and simply wished to maximize a wind-fall by objecting to a Settlement that the Court finds imminently fair. This is particularly true when considered in view of the testimony of Professor Matthews.

         All objections and motions of objectors not previously ruled upon are hereby overruled, other than the Aragon and Heartland Corporation's respective Motions to Intervene, which are the subject of a separate Order.

         The Court hereby incorporates the aforementioned March 29, 2000 Order, and this class action is hereby additionally and alternatively certified pursuant to Rule 23(b)(1)(A) and 23(b)(1)(B).

         On April 10, 2000, this Court entered an Order preliminarily approving the Settlement Agreement, the full text of said Order is incorporated herein by reference. The findings and conclusions set forth in that Order are hereby reaffirmed, and made final, except to the extent inconsistent with this Order.

         The Findings of Fact and Conclusions of Law set forth in a separate order entered contemporaneously herewith are hereby incorporated herein by reference.

         Named Plaintiff and each and all Class Members are hereby permanently ENJOINED, precluded and barred from filing, initiating, asserting, maintaining, pursuing, continuing or participating as a litigant (by intervention or otherwise) in any action, whether an individual lawsuit or a class action, in any court, asserting any of the claims dismissed herein, or any other legal or equitable claims concerning the allegation that a "Termination Event" occurred under the Purchase Contract Agreement dated September 15, 1997, or any other claims released in the Settlement Agreement.

         The Court hereby reserves and maintains continuing jurisdiction over all matters relating to the Settlement Agreement or the consummation of the Settlement, the validity of the Settlement, the construction and enforcement of the Settlement and any orders entered pursuant thereto; and the entry and enforcement of this FINAL JUDGMENT, including, in the event of reversal, vacation, or modification, jurisdiction to revoke this Order and Final Judgment in its entirety and to reinstate all claims dismissed or released; to discipline Class Members, parties or attorneys who do not comply with the terms of this Final Judgment; to provide an award of attorneys fees; to tax court costs; and to all other matters pertaining to the Settlement Agreement, its implementation, and enforcement.

         Consistent with the Findings of Fact and Conclusions of Law entered contemporaneously herewith, and subject to this Court's retention of jurisdiction to enforce this Order and the Settlement Agreement, all claims asserted in this action, including the claim asserted in Named Plaintiff's Second Amended Complaint, and all claims which have been or could be asserted (by timely intervention or otherwise) by or on behalf of any Class Member related to the alleged "Termination Event", are DISMISSED in their entirety on the merits, with prejudice, and defendant Caremark is hereby RELEASED from all claims, actions, causes of action and liabilities which were or could be asserted by or on behalf of any Class Members, which relate to the alleged

Termination Event. The release provided in the Settlement Agreement is hereby approved and made effective and incorporated herein by reference.

         Class Counsel shall receive 25% of the MedPartners stock that is part of the consideration paid to the Class under the Settlement Agreement.

         There being no reason for delay, this action is hereby dismissed with prejudice, each party to bear its own costs and the Clerk of the Court is hereby directed, pursuant to Ala.R.Civ.P.54(b), to enter this Order as a FINAL JUDGMENT.

         DONE and ORDERED this the 9th day of June 2000.


                                    /s/ John D. Jolly
                                    ------------------------------------
                                    CIRCUIT JUDGE